UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2009

HERBST GAMING, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-71044	88-0446145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3440 West Russell Road, Las Vegas, NV  89118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 889-7695

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02  Termination of a Material Definitive Agreement.

As previously disclosed, Herbst Gaming, Inc. (the “Company”) and certain of its subsidiaries (the “Subsidiary Guarantors”) are parties to a letter agreement (the “Lockup Agreement”) with (i) lenders (the “Consenting Lenders”) holding, in the aggregate, approximately 68% in amount of all of the outstanding claims under the Company’s Second Amended and Restated Credit Agreement, dated as of January 3, 2007, as amended (the “Senior Credit Facility”); (ii) Messrs. Edward J. Herbst, Timothy P. Herbst and Troy D. Herbst, in their capacities as equity holders of the Company; and (iii) Terrible Herbst, Inc. and certain of its affiliates, in their capacities as parties to agreements with the Company and/or the Subsidiary Guarantors (the “THI Parties”).  In the Lockup Agreement, the parties thereto agreed to support a restructuring of the Company and the Subsidiary Guarantors pursuant to a joint plan of reorganization (the “Proposed Plan”) under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), in accordance with the terms set forth in the Lockup Agreement.  Consistent with the Lockup Agreement, the Company and the Subsidiary Guarantors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Nevada, Northern Division (the “Bankruptcy Court”).

As disclosed in the Company’s quarterly report on Form 10-Q for the period ended March 31, 2009, the Lockup Agreement provided for automatic termination if a disclosure statement with respect to the Proposed Plan was not approved by the Bankruptcy Court by May 21, 2009, unless the THI Parties and requisite Consenting Lenders waived such requirement within five business days.  The Company and the Subsidiary Guarantors have not yet filed a plan of reorganization and an accompanying disclosure statement with the Bankruptcy Court because the parties to the Lockup Agreement were still negotiating various terms and agreements.  As a result, a disclosure statement with respect to the Proposed Plan was not approved by the Bankruptcy Court by the May 21, 2009 deadline required by the Lockup Agreement, and the THI Parties have advised the Company and the Consenting Lenders that they do not intend to waive the requirement.  The Company remains in discussions with the Consenting Lenders regarding a waiver of the requirement and continuation of the Lockup Agreement between the Company and the Consenting Lenders.  However, no assurances can be given that the Company will reach agreement with the Consenting Lenders regarding an extension of, and modifications to, the Lockup Agreement, which terminated effective May 21, 2009 unless the Company and the Consenting Lenders agree to its modification and extension by May 28, 2009.  The Company expects to continue discussions with both the lenders under the Senior Credit Facility and the THI Parties regarding a plan of reorganization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, INC.

Date: May 26, 2009	By:	/s/ Mary E. Higgins
Mary E. Higgins
Chief Financial Officer